Exhibit 10.22


                             AGREEMENT AND PLAN

                                     OF

                                   MERGER

                                BY AND AMONG

                            DELTATHREE.COM INC.,

                            YOURDAY ACQUISITION
                                   CORP.,

                             YOURDAY.COM, INC.

                                    AND

                               SENSENET INC.





                             TABLE OF CONTENTS

ARTICLE I
      THE MERGER.............................................................2
            Section 1.1   The Merger.........................................2
            Section 1.2   Closing............................................2
            Section 1.3   Effective Time of the Merger.......................2

ARTICLE II
      EFFECTS OF THE MERGER..................................................2
            Section 2.1   Certificate of Incorporation.......................2
            Section 2.2   By-laws............................................2
            Section 2.3   Effect of the Merger...............................2
            Section 2.4   Directors..........................................3
            Section 2.5   Officers...........................................3

ARTICLE III
      CONVERSION OF SHARES...................................................3
            Section 3.1   Conversion of Company Shares in the Merger.........3
            Section 3.2   Consideration......................................4
            Section 3.3   Exchange of Certificates...........................5
            Section 3.4   No Fractional Securities...........................7
            Section 3.5   Dissenters' Rights.................................7
            Section 3.6   Closing of the Company's Transfer Books............8
            Section 3.7   Tax Consequences...................................8
            Section 3.8   Taking of Necessary Action; Further Action.........8

ARTICLE IV
      REPRESENTATION AND WARRANTIES OF PARENT AND ACQUISITION SUB............8
            Section 4.1   Organization and Qualifications....................8
            Section 4.2   Capitalization.....................................9
            Section 4.3   Authority; Non-Contravention; Approvals............9
            Section 4.4   Securities Reports and Financial Statements.......10
            Section 4.5   Absence of Undisclosed Liabilities................11
            Section 4.6   Information Statement.............................11
            Section 4.7   Brokers and Finders...............................11
            Section 4.8   Tax Matters.......................................11

ARTICLE V
      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................11
            Section 5.1   Organization and Qualification....................12
            Section 5.2   Capitalization....................................12
            Section 5.3   Subsidiaries......................................13
            Section 5.4   Authority; Non-Contravention; Approvals...........13
            Section 5.5   Financial Statements..............................14
            Section 5.6   Absence of Certain Changes........................15
            Section 5.7   Absence of Undisclosed Liabilities................16
            Section 5.8   Absence of Litigation.............................16
            Section 5.9   Information Statement.............................17
            Section 5.10  No Violation of Law...............................17
            Section 5.11  Material Contracts................................17
            Section 5.12  No Breach of Material Contracts...................18
            Section 5.13  Taxes.............................................18
            Section 5.14  Employee Benefits Plans; ERISA....................19
            Section 5.15  Labor Controversies...............................20
            Section 5.16  Environmental Matters.............................20
            Section 5.17  Title to Assets...................................22
            Section 5.18  Company Stockholder Approval......................22
            Section 5.19  Intellectual Property.............................22
            Section 5.20  Insurance.........................................25
            Section 5.21  Brokers and Finders...............................25
            Section 5.22  Interested Party Transactions.....................25
            Section 5.23  Minute Books......................................25
            Section 5.24  Complete Copies of Materials......................25
            Section 5.25  Board Approval....................................26
            Section 5.26  Third Party Consents..............................26
            Section 5.27  Inventory.........................................26
            Section 5.28  Accounts Receivable...............................26
            Section 5.29  Tax Matters.......................................26
            Section 5.30  Representations Complete..........................26

ARTICLE VI
      REPRESENTATIONS AND WARRANTIES OF SENSENET............................26
            Section 6.1   Organization and Qualifications...................27
            Section 6.2   Authority; Non-Contravention; Approvals...........27

ARTICLE VII
      CONDUCT OF BUSINESS PENDING THE MERGER................................28
            Section 7.1   Conduct of Business by the Company Pending
                             the Merger.....................................28
            Section 7.2   Control of the Company's Operations...............30
            Section 7.3   Acquisition Transactions..........................30

ARTICLE VIII
      ADDITIONAL AGREEMENTS.................................................31
            Section 8.1   Access to Information.............................31
            Section 8.2   Majority Stockholder Approval.....................32
            Section 8.3   Registration Rights...............................32
            Section 8.4   Expenses and Fees.................................33
            Section 8.5   Agreement to Cooperate............................33
            Section 8.6   Public Statements.................................34
            Section 8.7   Warrants..........................................34
            Section 8.8   Benefit Plans.....................................34
            Section 8.9   Notification of Certain Matters...................34
            Section 8.10  Directors' and Officers' Indemnification..........35
            Section 8.11  Information Statement.............................35
            Section 8.12  Tax-Free Treatment of Merger......................35
            Section 8.13  Blue Sky Laws.....................................36
            Section 8.14  FIRPTA Certificate................................36
            Section 8.15  Transfers of Title................................36
            Section 8.16  Noncompetition; Nonsolicitation...................36

ARTICLE IX
      CONDITIONS............................................................37
            Section 9.1   Conditions to Each Party's Obligation to
                          Effect the Merger.................................37
            Section 9.2   Additional Conditions to Obligation of the
                          Company to Effect the Merger......................38
            Section 9.3   Additional Conditions to Obligations of Parent
                          and Acquisition Sub to Effect the Merger..........38
            Section 9.4   Frustration of Conditions.........................40

ARTICLE X
      TERMINATION, AMENDMENT AND WAIVER.....................................40
            Section 10.1  Termination.......................................40
            Section 10.2  Effect of Termination.............................41
            Section 10.3  Amendment.........................................41
            Section 10.4  Waiver............................................41

ARTICLE XI
      INDEMNIFICATION AND ESCROW............................................42
            Section 11.1  Indemnification by SenseNet.......................42
            Section 11.2  Procedure for Third Party Claims..................42
            Section 11.3  Indemnity Period..................................43

ARTICLE XII
      GENERAL PROVISIONS....................................................43
            Section 12.1  Non-Survival of Representations and Warranties....43
            Section 12.2  Notices...........................................43
            Section 12.3  Interpretation....................................44
            Section 12.4  Miscellaneous.....................................44
            Section 12.5  Counterparts......................................44
            Section 12.6  Parties In Interest...............................44
            Section 12.7  Exhibits and Schedules............................45
            Section 12.8  Severability......................................45
            Section 12.9  Definition of Knowledge...........................45
            Section 12.10 Transfer Taxes....................................45
            Section 12.11 Arbitration.......................................45




                       LIST OF EXHIBITS AND SCHEDULES
                       ------------------------------


Exhibit A:          Form of Voting Agreement
Exhibit B:          Form of Escrow Fund Agreement
Exhibit C:          Form of FIRPTA Certificate and Notice to the IRS under
                    Treasury Regulation 1.897-2(h)(2)
Exhibit D:          Form of Tax Opinion of Carter, Ledyard & Milburn and
                    Certificates in Support Thereof
Exhibit E:          Form of Investment Letter
Exhibit F:          Form of Services Agreement
Exhibit G:          Terms of Sublease

Schedule 5.2(b):    Outstanding Company Warrants
Schedule 5.2(d):    List of Beneficial Owners of Company Securities
Schedule 5.6:       Absence of Certain Changes
Schedule 5.11:      Material Contracts
Schedule 5.13:      Contested Taxes
Schedule 5.15:      Labor Controversies
Schedule 5.19(b):   Intellectual Property
Schedule 5.19(c):   Agreements Concerning Intellectual Property
Schedule 5.19(d):   Applications & Registrations Concerning Intellectual
                    Property
Schedule 5.22       Interested Party Transactions
Schedule 5.26       Third Party Consents
Schedule 7.1:       List of Expenditures
Schedule 9.3(l):    List of Employees



                        AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER, entered into as of February 3, 2000 (the "Agreement"), by and among DELTATHREE.COM, INC., a Delaware corporation ("Parent"), YOURDAY ACQUISITION CORP., a Delaware corporation and a direct, wholly- owned subsidiary of Parent ("Acquisition Sub"), YOURDAY.COM, INC., a Delaware corporation (the "Company") and SENSENET
INC., a Delaware corporation ("SenseNet").

                            W I T N E S S E T H:

      WHEREAS, the respective Boards of Directors of Parent, Acquisition Sub, the Company and SenseNet have each determined that the merger of Acquisition Sub with and into the Company (the "Merger") is consistent with and in furtherance of the long-term business strategy of Parent and the Company and is in the best interests of Parent, the Company and their respective stockholders;

      WHEREAS, the respective Boards of Directors of Parent, Acquisition Sub and the Company have each approved the Merger upon the terms and subject to the conditions set forth herein, in accordance with the provisions of Delaware law;

      WHEREAS, as a condition and inducement to Parent to enter into this Agreement and incur the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Parent and SenseNet have entered into a Voting Agreement in the form of Exhibit A attached hereto (the "Voting Agreement"), pursuant to which, among other things, SenseNet has agreed to vote all shares of Company Common Stock (as defined in Section 3.1) held by it in favor of approval and adoption of this Agreement and the Merger; and

      WHEREAS, as a condition and inducement to Parent to enter into this Agreement and incur the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Parent, Acquisition Sub and SenseNet are entering into an escrow fund agreement in the form of Exhibit B attached hereto (the "Escrow Fund Agreement"), pursuant to which certain shares of Parent Common Stock (as defined in Section 3.2) issuable to SenseNet are to be placed in an escrow account to secure certain indemnification obligations of SenseNet to Parent; and

      WHEREAS, it is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"),

       NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:



                                 ARTICLE I

                                 THE MERGER

            Section 1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.3) in accordance with the Delaware General Corporation Law (the "DGCL"), Acquisition Sub shall be merged with and into the Company and the separate corporate existence of Acquisition Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger and is hereinafter sometimes referred to as the "Surviving Corporation." The Surviving Corporation will be governed by the laws of the State of Delaware as a direct, wholly-owned subsidiary of Parent.

            Section 1.2 CLOSING. The closing of the Merger (the "Closing") shall take place at 10:00 a.m., New York time, on a date to be specified by the parties, which shall be no later than the third business day after satisfaction or waiver of all of the conditions set forth in Article IX of this Agreement (the "Closing Date"), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036, unless another time, date or place is agreed to in writing by the parties hereto.

            Section 1.3 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at such time (the "Effective Time") as shall be stated in a Certificate of Merger, consistent with the terms of this Agreement, to be filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL (the "Merger Filing").

                                  ARTICLE II

                             EFFECTS OF THE MERGER

            Section 2.1 CERTIFICATE OF INCORPORATION. From and after the Effective Time, the Certificate of Incorporation of the Acquisition Sub shall be the Certificate of Incorporation of the Surviving Corporation until amended and changed pursuant to the provisions of the DGCL, except that Article I of the Certificate of Incorporation of the Acquisition Sub shall be amended to read as follows: "The name of the Corporation shall be Yourday.com, Inc.".

            Section 2.2 BY-LAWS. From and after the Effective Time, the present By- Laws of the Acquisition Sub shall be the By-Laws of the Surviving Corporation and shall continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the DGCL.

            Section 2.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Acquisition Sub and the Company shall vest in the Surviving Corporation; all debts, liabilities and duties of Acquisition Sub and the Company shall become the debts, liabilities and duties of the Surviving Corporation in the same manner as if the Surviving Corporation had itself incurred them; and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth herein.

            Section 2.4 DIRECTORS. From and after the Effective Time, the directors of Acquisition Sub shall be the directors of the Surviving Corporation to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, until their successors are duly elected or appointed. In furtherance thereof, the Company shall secure, effective at the Effective Time of the Merger, such resignations of its incumbent directors as is necessary to enable the designees of Parent to be elected or appointed to the Board of Directors of the Company, and the Company shall take all actions available to the Company to cause such designees of Parent to be so elected or appointed at the Effective Time. Concurrently, the Company shall, if requested by Parent, also take all action necessary to cause persons designated by Parent to constitute each committee of the Board of Directors of the Company.

            Section 2.5 OFFICERS. From and after the Effective Time, the officers of Acquisition Sub shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed. In furtherance thereof, the Company shall secure, effective at the Effective Time of the Merger, such resignations of its incumbent officers as is necessary to enable the officers of Acquisition Sub to be elected or appointed as officers of the Company, and the Company shall take all actions available to the Company to cause such designees of Parent to be so elected or appointed at the Effective Time.

                                  ARTICLE III

                             CONVERSION OF SHARES

            Section 3.1 CONVERSION OF COMPANY SHARES IN THE MERGER. Subject to Section 3.4 regarding fractional shares, at the Effective Time, by virtue of the Merger and without any action on the part of (A) any holder of any shares of the Company's common stock, par value $0.01 per share ("Company Common Stock") and (B) any holder of any shares of the Company's Series A Preferred Stock, par value $0.01 per share ("Company Preferred Stock"):

                  (a) Each share of Company Common Stock and Company Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares, as defined in Section 3.5), shall be converted in accordance with Section 3.3 into the right to receive the Per Share Merger Consideration (as defined in Section 3.2); provided, however, that a number of shares of Parent Common Stock (as defined below) equal to twelve and one-half percent (12.5%) of the number of shares of Parent Common Stock that would otherwise be issuable to SenseNet pursuant to this
Section 3.1 shall be held back, deposited into the escrow fund established pursuant to the Escrow Fund Agreement (the "Escrow Fund") and be subject to the terms of the Escrow Fund Agreement.

                  (b) Each share of common stock, par value $0.001 per share, of Acquisition Sub issued and outstanding immediately prior to the Effective Time ("Acquisition Sub Common Stock") shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Acquisition Sub evidencing ownership of any such shares shall evidence ownership of such shares of capital stock of the Surviving Corporation.

            Section 3.2  CONSIDERATION.

                  (a) The consideration to be issued in respect of each share of Company Common Stock and Company Preferred Stock in the Merger (the "Per Share Merger Consideration") will be that number of shares of Class A common stock of Parent, par value $0.001 per share ("Parent Common Stock"), which is determined by dividing $10,500,000 by the number of shares of Company Common Stock and Company Preferred Stock outstanding immediately prior to the Effective Time, calculated on a fully diluted basis, assuming the exercise of any warrants or options to acquire Company Common Stock outstanding immediately prior to the Effective Time ("Company Warrants"); and further dividing the resulting amount by the Parent Average Trading Price (as defined below).

                  (b) For purposes hereof, the "Parent Average Trading Price" shall mean the average of the closing sales prices of a share of Parent Common Stock, as quoted on the Nasdaq National Stock Market for the seven (7) days on which the New York Stock Exchange is open for business ("Trading Days") immediately prior to February 4, 2000.

                  (c) No fractional shares of Parent Common Stock shall be issued in the Merger, and, in lieu thereof, a Fractional Share Payment (as defined in Section 3.4) shall be made.

                  (d) No adjustment in the number of shares of Parent Common Stock issuable in the Merger shall be made as a result of any increase or decrease in the market price of Parent Common Stock prior to the Effective Time. The Per Share Merger Consideration shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or other change in the number of shares of Parent Common Stock or Company Common Stock outstanding occurring after the date hereof and prior to Closing.

                  (e) The Company will use commercially reasonable efforts to ensure that security holders who hold Company Warrants shall take all necessary action such that each holder of a Company Warrant shall have the right to receive, in lieu of the shares of Company Common Stock or Company Preferred Stock theretofore issuable upon the exercise of such Company Warrant, the aggregate number of shares of Parent Common Stock that the holder of such Company Warrant would have been entitled to receive pursuant to this Section 3.2 had such holder exercised the Company Warrant in full immediately prior to the Effective Time, minus the number of shares of Parent Common Stock (or fraction of a share of Parent Common Stock) equal to the quotient of the aggregate exercise price of such Company Warrant divided by the Parent Average Trading Price. Any Company Warrant which, nonetheless, remains outstanding at the Effective Time shall become exercisable for Parent Common Stock in accordance with the terms of such Company Warrant.

            Section 3.3  EXCHANGE OF CERTIFICATES.

                  (a) From and after the Effective Time, all outstanding Company Common Stock and Company Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing shares of Company Common Stock or Company Preferred Stock (a "Company Certificate") shall cease to have any rights with respect thereto, except the right to receive in exchange therefor, upon surrender thereof to an exchange agent appointed by Parent (the "Exchange Agent"), a certificate or certificates representing the number of whole shares of Parent Common Stock to which such holder is entitled pursuant to Section 3.1 plus the Fractional Share Payment (as defined in Section 3.4). Notwithstanding any other provision of this Agreement, until holders or transferees of Company Certificates have surrendered them for exchange as provided herein, no dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid with respect to any Parent Common Stock represented by such certificates, and no Fractional Share Payment shall be made. Upon surrender of a Company Certificate to the Exchange Agent, together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, there shall be paid to the holder of such certificate by Parent, without interest, (i) promptly, the amount of (A) any Fractional Share Payment with respect to a fractional share of Parent Common Stock to which such holder is entitled, and (B) except as provided in (ii) below, dividends or other distributions with a record date after the Effective Time which theretofore became payable with respect to whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock.

                  (b) If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Company Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall have paid to Parent or the Exchange Agent any applicable transfer or other taxes required by reason of such issuance.

                  (c) Promptly after the Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent certificates representing the number of shares of Parent Common Stock required to effect the exchanges referred to in paragraph (a) above (other than shares of Parent Common Stock to be deposited with the Escrow Agent pursuant to the Escrow Fund Agreement) and cash, for purposes of the Fractional Share Payment. Parent shall thereafter from time to time deposit, or cause to be deposited, with the Exchange Agent cash, for payment of any dividend or distributions in respect of such shares of Parent Common Stock with a record date after the Effective Time.

                  (d) As soon as reasonably practicable after the Effective Time, the Parent or the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record as of the Effective Time of a Company Certificate, whose shares were converted into the right to receive shares of Parent Common Stock, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon delivery of the Company Certificates to the Exchange Agent) and shall be in such form and have such other provisions as Parent shall specify, and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for certificates representing shares of Parent Common Stock and the Fractional Share Payment. Upon surrender of a Company Certificate for cancellation to the Exchange Agent, together with a duly executed and completed letter of transmittal, the holder of such Company Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock into which the shares of Company Common Stock theretofore represented by the Company Certificates so surrendered shall have been converted pursuant to the provisions of Section 3.1, and the Company Certificates so surrendered shall be canceled. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company Common Stock for any shares of Parent Common Stock or dividends or distributions thereon delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (e) Promptly following the date which is six (6) months after the Effective Time, the Parent or the Surviving Corporation shall cause the Exchange Agent to deliver to Parent all certificates (including certificates representing shares of Parent Common Stock), property and other documents in its possession relating to the transactions described in this Agreement. Thereafter, each holder of a Company Certificate may surrender such Company Certificate to the Parent and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the shares of Parent Common Stock and any dividends or distributions with respect to shares of Parent Common Stock and any Fractional Share Payment, in each case without any interest thereon to which such person is entitled pursuant to this Agreement.

                  (f) In the event any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed, and the posting of a bond by such person in such amount as Parent may direct as indemnity against any claim that may be made against it or the Exchange Agent with respect to such Company Certificate, the Exchange Agent, Parent or the Surviving Corporation, as the case may be, shall issue in exchange for such lost, stolen or destroyed Company Certificate, certificates representing the proper number of shares of Parent Common Stock deliverable in respect thereof determined in accordance with this Section 3.3, and cash, for the Fractional Share Payment and any other dividends or distributions in respect of shares of Parent Common Stock with a record date after the Effective Time.

            Section 3.4 NO FRACTIONAL SECURITIES. No certificates representing fractional shares of Parent Common Stock shall be issued in the Merger, and no stock dividend, stock split or interest shall relate to any fractional security, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a security holder. In lieu of any such fractional shares, each holder of Company Common Stock or Company Preferred Stock, who would otherwise have been entitled to receive a fractional share of Parent Common Stock upon surrender of Company Certificates for exchange pursuant to this Article III, after aggregating all fractional shares of Parent Common Stock which would have been received by such Holder, shall be entitled to receive from the Exchange Agent a cash payment (the "Fractional Share Payment") equal to the product of (i) the fractional share interest to which such holder would otherwise be entitled multiplied by (ii) the Parent Average Trading Price.

            Section 3.5 DISSENTERS' RIGHTS. For purposes of this Section, "Dissenting Shares" shall mean any shares of Company Common Stock or Company Preferred Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing, and who has demanded appraisal for such shares of Company Common Stock or Company Preferred Stock in accordance with Section 262 of the DGCL.

                  (a) Subject to (b) below, notwithstanding any provision of this Agreement to the contrary, Dissenting Shares shall not be converted into or represent a right to receive the Per Share Merger Consideration or cash in lieu of fractional shares of Parent Common Stock pursuant to this
Article III, but the holder thereof shall be entitled to only such rights as are granted by the DGCL.

                  (b) Notwithstanding the provisions of Section 3.5(a), if any holder of shares of Company Common Stock or Company Preferred Stock who demands appraisal of such holder's shares of Company Common Stock or Company Preferred Stock under the DGCL effectively withdraws or loses (through failure to perfect or otherwise) his right to appraisal, then as of the Effective Time or the occurrence of such event, whichever occurs later, such holder's shares of Company Common Stock or Company Preferred Stock shall automatically be converted into and represent only the right to receive the Per Share Merger Consideration and cash in lieu of fractional shares of Parent Common Stock as provided in this Article III, without interest, upon surrender of the Company Certificates representing such shares of Company Common Stock or Company Preferred Stock pursuant to
Section 3.3.

                  (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal or payment of the fair value of any shares of Company Common Stock or Company Preferred Stock, withdrawals of such demands, and any other instruments served on the Company pursuant to the DGCL received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. Except with the prior written consent of Parent, the Company shall not voluntarily make any payment with respect to any demands for appraisal or settle, or offer to settle, any such demands.

            Section 3.6 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock or Company Preferred Stock which were outstanding immediately prior to the Effective Time shall thereafter be made. From and after the Effective Time, the holders of Company Certificates evidencing ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, except as otherwise provided herein or by law. If, after the Effective Time, Company Certificates are presented to Parent or the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article III.

            Section 3.7 TAX CONSEQUENCES. It is intended by the parties hereto that the transactions contemplated hereby shall constitute a reorganization within the meaning of Section 368(a) of the Code. Each party and its affiliates shall use commercially reasonable efforts (i) to cause such transactions to so qualify and (ii) to not take any action that would cause such transactions not to qualify as a reorganization under such Section. The parties will take the position for all purposes that the transactions qualify as a reorganization under such Section. The shares of Parent Common Stock to be issued in the Merger are being delivered solely in exchange for Company Common Stock, Company Preferred Stock or Company Warrants, and no portion thereof is to be allocated for tax purposes to any of the covenants or undertakings of any party hereto.

            Section 3.8 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of Parent, Acquisition Sub and the Surviving Corporation are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                  ARTICLE IV

         REPRESENTATION AND WARRANTIES OF PARENT AND ACQUISITION SUB

      Parent and Acquisition Sub each represent and warrant to the Company, as of the date hereof, as follows:

            Section 4.1 ORGANIZATION AND QUALIFICATIONS. Parent and Acquisition Sub are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and each has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Parent and Acquisition Sub is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Parent, Acquisition Sub and Parent's other subsidiaries, taken as a whole (a "Parent Material Adverse Effect"). Neither Parent nor Acquisition Sub is in violation of any of the provisions of their respective Certificate of Incorporation or By-Laws.


            Section 4.2 CAPITALIZATION.

                  (a) The authorized capital stock of Parent consists of 200,000,000 shares of Parent Common Stock, par value $0.001 per share, 200,000,000 shares of Class B common stock, par value $0.001 per share, and 25,000,000 shares of preferred stock, par value $0.001 per share. As of the date hereof, 8,918,132 shares of Parent Common Stock and 19,569,459 shares of Class B common stock were outstanding. All shares of Parent Common Stock to be issued in connection with the Merger shall be, when issued, duly authorized and validly issued, nonassessable and free of preemptive rights granted by Parent or by applicable law.

                  (b) The authorized capital stock of Acquisition Sub consists of 100 shares of Subsidiary Common Stock, $0.001 par value, of which 100 shares are issued and outstanding and owned beneficially and of record by Parent.

            Section 4.3  AUTHORITY; NON-CONTRAVENTION; APPROVALS.

                  (a) Parent and Acquisition Sub each have full corporate power and authority to enter into this Agreement and, subject to the Parent Required Statutory Approval (as defined in Section 4.3(c)), to consummate the transactions contemplated hereby. This Agreement has been approved by the Boards of Directors of Parent and Acquisition Sub and by the sole stockholder of Acquisition Sub, and no other corporate proceedings on the part of Parent or Acquisition Sub are necessary to authorize the execution and delivery of this Agreement or the consummation by Parent and Acquisition Sub of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Acquisition Sub, and, assuming the due authorization, execution and delivery hereof by the Company and SenseNet, constitutes a valid and legally binding agreement of each of Parent and Acquisition Sub, enforceable against each of them in accordance with its terms, except that such enforcement may be subject to
(i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (ii) general equitable principles.

                  (b) The execution and delivery of this Agreement by each of Parent and Acquisition Sub does not, and the performance of this Agreement and the transactions contemplated hereby by Parent and Acquisition Sub shall not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any of the terms, conditions or provisions of (i) the respective Certificate of Incorporation or By-Laws and/or other organizational documents of Parent or Acquisition Sub, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority, domestic or foreign, applicable to Parent or Acquisition Sub or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or Acquisition Sub is now a party or by which Parent, Acquisition Sub or any of their respective properties or assets may be bound, subject in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (prior to the Effective Time) the Parent Required Statutory Approval (as defined below). Excluded from the foregoing sentences of this paragraph (b) are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, materially impair the ability of Parent or Acquisition Sub to consummate the transactions contemplated by this Agreement.

                  (c) Except for the making of the Merger Filing with the Secretary of State of the State of Delaware in connection with the Merger (the "Parent Required Statutory Approval"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority, domestic or foreign, is necessary for the execution and delivery of this Agreement by Parent or Acquisition Sub or the consummation by Parent or Acquisition Sub of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, materially impair the ability of Parent or Acquisition Sub to consummate the transactions contemplated by this Agreement.

            Section 4.4 SECURITIES REPORTS AND FINANCIAL STATEMENTS. Parent has filed with the Securities and Exchange Commission (the "SEC") all forms, statements (including proxy statements), reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it prior to the date hereof under each of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), and the respective rules and regulations thereunder, all of which, as amended if applicable, complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder (collectively, the "Parent SEC Reports"). As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements of Parent included in such reports (collectively, the "Parent Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Parent and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

            Section 4.5 ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in the Parent SEC Reports, neither Parent nor any of its subsidiaries has any material liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except: (a) liabilities, obligations or contingencies which are accrued or reserved against in the Parent Financial Statements or reflected in the notes thereto, (b) liabilities, obligations or contingencies which (i) would not, in the aggregate, have a Parent Material Adverse Effect, or (ii) have been discharged or paid in full prior to the date hereof; and (c) liabilities and obligations which are of a nature not required to be reflected in the consolidated financial statements of Parent and its subsidiaries prepared in accordance with generally accepted accounting principles consistently applied.

            Section 4.6 INFORMATION STATEMENT. None of the information supplied or to be supplied by Parent or Acquisition Sub for inclusion in the information statement to be distributed to holders of Company Certificates (the "Information Statement") will, at the time of the mailing of the Information Statement and any amendments or supplements thereto, and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or Acquisition Sub with respect to information supplied by the Company for inclusion therein.

            Section 4.7 BROKERS AND FINDERS. Neither the Parent nor any of its officers, directors or employees has employed any investment banker, broker or finder or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby.

            Section 4.8 TAX MATTERS. None of Parent, Acquisition Sub or any affiliate of either has taken or agreed to take any action, nor do any of the foregoing have any knowledge of any fact or circumstance that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to Parent and Acquisition Sub, as of the date hereof, as follows:

            Section 5.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and as proposed to be conducted. The Company is qualified to do business and is in good standing, where applicable, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, prospects, assets, condition (financial or other) or results of operations of the Company, taken as a whole (a "Company Material Adverse Effect"). True, accurate and complete copies of the Company's Certificate of Incorporation and By-Laws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Parent. The Company is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

            Section 5.2 CAPITALIZATION.

                  (a) The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock and 2,000,000 shares of Company Preferred Stock. As of the date hereof, 4,015,350 shares of Company Common Stock and 881,250 shares of Company Preferred Stock were issued and outstanding, and no shares of Company Common Stock or Company Preferred Stock are issued and held in the treasury of the Company. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights granted by the Company or by applicable law. The rights, preferences and privileges of the Company Preferred Stock are as set forth in the Company's Certificate of Incorporation. Since the date of the filing of the Certificate of Designation of the Company Preferred Stock, there have not occurred any events that would cause any adjustment or readjustment in the applicable conversion prices of such Company Preferred Stock. Each share of Company Preferred Stock is convertible into one share of Company Common Stock

                  (b) Except as set forth in the Company's Certificate of Incorporation or on Schedule 5.2(b), as of the date hereof, there are (i) no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, indebtedness having general voting rights or debt convertible into securities having such rights ("Voting Debt"), obligating the Company or any subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of, or Voting Debt of, the Company or securities convertible into or exchangeable for such shares or obligating the Company or any subsidiary of the Company to grant, extend or enter into any such subscription, option, call, contract, commitment, understanding, arrangement, right or warrant,
(ii) no voting trusts, proxies or other agreements or understandings to which the Company or any subsidiary of the Company is a party or is bound with respect to the voting of any shares of capital stock of the Company and, to the knowledge of the Company, there are no such trusts, proxies, agreements or understandings by, between or among any of the Company's stockholders with respect to Company Common Stock, and (iii) there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Company Common Stock, or other capital stock of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

                  (c) No Indebtedness (as defined below) of the Company contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by the Company, or (iii) the ability of the Company to grant any lien on its properties or assets. For purposes of this Agreement, "Indebtedness" shall mean (i) all indebtedness for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (ii) any other indebtedness that is evidenced by a note, bond, debenture or similar instrument, (iii) all obligations under financing leases, (iv) all obligations in respect of acceptances issued or created,
(v) all liabilities secured by any lien on any property and (vi) all guarantee obligations.

                  (d) Schedule 5.2(d) sets forth a true, complete and correct list of each legal and beneficial owner of Company securities and the number and class of such securities owned by each such holder.

            Section 5.3 SUBSIDIARIES. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

            Section 5.4 AUTHORITY; NON-CONTRAVENTION; APPROVALS.

                  (a) The Company has full corporate power and authority to enter into this Agreement and, subject to the Company Stockholder Approval (as defined in Section 8.2 and the Company Required Statutory Approval (as defined in Section 5.4(c)), to consummate the transactions contemplated hereby. This Agreement has been approved by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or, except for the Company Stockholder Approval, the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery hereof by Parent, Acquisition Sub and SenseNet, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (ii) general equitable principles.

                  (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement and the transactions contemplated hereby by the Company shall not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under any of the terms, conditions or provisions of (i) the Certificate of Incorporation or By-Laws of the Company, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or any of its respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company is now a party or by which the Company or any of its respective properties or assets may be bound, subject (x) in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (prior to the Effective Time) the Company Required Statutory Approval and the Company Stockholder Approval, and (y) in the case of the terms, conditions or provisions described in clause (iii) above, to obtaining (prior to the Effective Time) consents required from lenders, lessors or other third parties. Excluded from the foregoing sentences of this paragraph (b), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence of this paragraph (b), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not individually or in the aggregate, have a Company Material Adverse Effect.

                  (c) Except for the making of the Merger Filing with the Secretary of State of the State of Delaware in connection with the Merger (the "Company Required Statutory Approval"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby.

            Section 5.5 FINANCIAL STATEMENTS. The Company has previously provided Parent with its unaudited balance sheet as of December 31, 1999 (the "Balance Sheet"), and the related statements of results of operations (collectively, the "Financial Statements"). The Financial Statements fairly present, in all material respects, in accordance with United States generally accepted accounting principles ("U.S. GAAP") consistently applied, the financial position of the Company as of such dates and its results of operations and cash flows for such fiscal periods except, for normal recurring year end adjustments which adjustments will not be material, either individually or in the aggregate, and the absence of footnotes.

            Section 5.6 ABSENCE OF CERTAIN CHANGES.

      Except as and to the extent set forth in the Financial Statements or in Schedule 5.7 from December 31, 1999 (the "Balance Sheet Date") to the date of this Agreement, the Company and its subsidiaries have not:

                  (a)   suffered any Material Adverse Effect;

                  (b) incurred any liabilities or obligations (absolute, accrued, contingent or otherwise), except non-material items incurred in the ordinary course of business and consistent with past practice, which exceed $25,000 in the aggregate;

                  (c) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date;

                  (d) permitted or allowed any of their properties or assets (real, personal or mixed, tangible or intangible) to be subjected to any liens, except for liens for current Taxes not yet due or liens the incurrence of which would not have a Material Adverse Effect on the Company;

                  (e) cancelled any debts or waived any claims or rights of substantial value;

                  (f) sold, transferred, or otherwise disposed of any of their material properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business, consistent with past practice;

                  (g) granted any increase in the compensation or benefits of any director, officer, employee or consultant of the Company or its subsidiaries (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation or benefits payable or to become payable to any director, officer, employee or consultant of the Company or its subsidiaries, except in the case of employees other than officers of the Company or its subsidiaries for such increases in compensation or benefits made in the ordinary course of business, consistent with past practice;

                  (h)   made any change in severance policy or practices;

                  (i) made any capital expenditure or acquired any property, plant and equipment for a cost in excess of $25,000 per fiscal quarter in the aggregate;

                  (j) declared, paid or set aside for payment any dividend or other distribution in respect of their respective capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Company or its subsidiaries;

                  (k) made any change in any method of Tax or financial accounting or accounting practice or made or changed any election for Federal, state, local or foreign Tax purposes;

                  (l) made any Tax election, settled or compromised any Federal, state, local or foreign income Tax liability, or waived or extended the statute of limitations in respect of any such Taxes;

                  (m) paid, loaned or advanced any amount to, or sold, transferred or leased any material properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of their respective officers, directors or shareholders or any affiliate or associate of any of their officers, directors or shareholders except for directors' fees, and compensation to officers at rates not inconsistent with the Company or its subsidiaries' past practice; or

                  (n) agreed, whether in writing or otherwise, to take any action described in this Section 5.6.

            Section 5.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in the Balance Sheet, the Company did not have, as of the Balance Sheet Date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except: (a) liabilities, obligations or contingencies (i) which are accrued or reserved against in the Company Financial Statements or reflected in the notes thereto, or (ii) which were incurred in the ordinary course of business and consistent with past practices; (b) liabilities, obligations or contingencies which (i) would not, in the aggregate, have a Company Material Adverse Effect, or
(ii) have been discharged or paid in full prior to the date hereof; and (c) liabilities and obligations which are of a nature not required to be reflected in the of the Company Financial Statements and which were incurred in the normal course of business.

            Section 5.8 ABSENCE OF LITIGATION. Except as disclosed in the Financial Statements, (a) there is no claim of any kind, suit, action, proceeding, litigation, arbitration, investigation or controversy affecting the Company pending or, to the knowledge of the Company, threatened; and
(b) the Company is not subject to any continuing order of, or written agreement or memorandum of understanding with, or continuing material investigation by, any governmental entity or authority, or any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator, except as which, individually or in the aggregate, would not have a Company Material Adverse Effect.

            Section 5.9 INFORMATION STATEMENT. None of the information supplied or to be supplied by the Company for inclusion in the Information Statement will, at the time of the mailing of the Information Statement and any amendments or supplements thereto, and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            Section 5.10NO VIOLATION OF LAW. Except as disclosed in the Financial Statements, the Company is not in violation of or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment including, without limitation, any applicable environmental law, ordinance or regulation of any governmental or regulatory body or authority, except for violations which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The Company has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted or proposed to be conducted (collectively, the "Company Permits"), except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, individually or in the aggregate, would not have a Company Material Adverse Effect. The Company is not in violation of the terms of any Company Permit, except for delays in filing reports or violations which, individually or in the aggregate, would not have a Company Material Adverse Effect.

            Section 5.11MATERIAL CONTRACTS. Except for the contracts and agreements described in Schedule 5.11 (collectively, the "Material Contracts"), neither the Company nor any of its subsidiaries is a party to or bound by any contract, including without limitation:

                  (a) any distributor, sales, advertising, agency or manufacturer's representative contract;

                  (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than $25,000 over the life of the contract;

                  (c) any contract that expires or may be renewed at the option of any person other than the Company so as to expire more than one
(1) year after the date of this Agreement;

                  (d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with U.S. GAAP;

                  (e) any contract for capital expenditures in excess of $25,000 in the aggregate;

                  (f) any contract limiting the freedom of the Company to engage in any line of business or to compete with any other "person" as that term is defined in the Exchange Act, or, other than those entered into in the ordinary course of business, consistent with past practice, any confidentiality, secrecy or non-disclosure contract;

                  (g) any material contract pursuant to which the Company is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

                  (h)   any contract with any affiliate of the Company; or

                  (i) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other person.

            Section 5.12NO BREACH OF MATERIAL CONTRACTS. All Material Contracts are in written form. Each of the Company and its subsidiaries has in all material respects performed the obligations required to be performed by it and is entitled to all benefits under, and to its knowledge, is not alleged to be in default in respect of, any Material Contract. Each of the Material Contracts is in full force and effect, and there exists no default or event of default or event, occurrence, condition or act, with respect to the Company or any of it subsidiaries or, to the knowledge of the Company, with respect to the other contracting party, which, with the giving of notice, the lapse of time or the happening of any other event or conditions, would reasonably be expected to become a default or event of default under the terms of any Material Contract. True, correct and complete copies of all Material Contracts have been delivered or made available to the Parent or its representatives.

            Section 5.13TAXES. (a)The Company has (i) properly completed and timely filed with the appropriate Tax Authority all Tax Returns required to be filed by it for all periods and such Tax Returns are true, correct and complete in all material respects, and (ii) duly paid in full all Taxes due (or where payment is not yet due, has provided adequate accruals in the Financial Statements in accordance with U.S. GAAP) except such as are set forth in Schedule 5.13 and are being contested in good faith by appropriate government proceedings and with respect to which the Company is maintaining reserves adequate for their payment. The Company has no material liability for Taxes accruing after the date of the Financial Statements. Neither the IRS nor any other Tax Authority (as hereinafter defined) is now asserting, either through audits, administrative proceedings, court proceedings or otherwise, or, to the best of the Company's knowledge, threatening to assert against the Company any deficiency or claim for additional Taxes. No audit of any Tax Return of the Company is being conducted by any Tax Authority. No agreement, contract, or arrangement to which the Company is a party may result in the payment of any amount that would not be deductible by reason of Section 280G or 404 of the Code (or any comparable provision under state, local or foreign Tax laws). The Company is not a party to any Tax sharing or Tax allocation agreements, and the Company has no liability or potential liability under any such agreements or under Treas.Reg. Section 1.1502-6 (or any comparable provision under state, local or foreign Tax laws) or otherwise. The Company has never been a "United States real property holding corporation" within the meaning of Section 897 of the Code. The Company has not been granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. There are no Tax liens on any assets of the Company. The Company has not received any rulings from or entered into any agreements with the IRS or any other governmental entity or Tax Authority or agency. The accruals and reserves for Taxes reflected in the Financial Statements are adequate to cover all Taxes accruable through the date thereof (including Taxes being contested). The Company is not required to include in income either (i) any material amount in respect of any adjustment under Section 481 of the Code, or (ii) any material installment sale gain. The Company has not made an election under Section 341(f) of the Code.

                  (b) For purposes of this Agreement, the term "Tax" or "Taxes" shall mean (i) all taxes, charges, fees, levies or other like assessments imposed by the United States, or any state, local or foreign government or subdivision or agency thereof (a "Tax Authority") whether computed on a separate, consolidated, unitary, combined or any other basis (including, without limitation, net or gross income, gross receipts, alternative or add-on minimum, profits, stamps, premium, environmental stamp, duty, property, value-added, excise, sales, withholding, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, windfall profits, severance, customs, import, export, employment or similar taxes) and such terms shall include any interest, fines, penalties and additional amounts imposed or with respect to any such taxes, charges, fees, levies or other like assessments, (ii) any liability for the payment of any amounts of the type described in (i) as a result of being or having been a member of an affiliated, consolidated, combined, or unitary group for any taxable period, and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of being a transferee of or a successor to any person, or as a result of any express or implied obligation to indemnify any other person.

                  (c) For purposes of this Agreement, the term "Tax Return" shall mean any return, statement, report, form (including, without limitation, any estimated, withholding, or information tax returns or reports) or other document or information required to be supplied or actually provided to a Tax Authority in connection with Taxes.

            Section 5.14 EMPLOYEE BENEFITS PLANS; ERISA.

                  (a) Neither the Company nor any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of section 4001(b) of ERISA currently maintains, contributes to or has any obligation or liability to or under, or has within the five-year period immediately preceding the date hereof maintained, contributed to or had any obligation or liability to or under, any "pension" plan, fund or program (within the meaning of section 3(2) of ERISA). The Company does not maintain or contribute to or have any other obligation or liability to or under any other material employee benefit plans, programs, arrangements and practices, including employee benefit plans within the meaning set forth in
Section 3(3) of ERISA, or other similar material arrangements for the provision of benefits. The Company has no obligation to create any additional such plan or to amend any such plan so as to increase benefits thereunder, other than under existing collective bargaining agreements or to comply with applicable law.

                  (b) The Company is not a party to any employment, severance, consulting or other similar contracts with any employees, consultants, officers or directors of the Company other than such contracts that are disclosed in the Company Financial Statements. The Company is not a party to any collective bargaining agreements.

            Section 5.15 LABOR CONTROVERSIES. Except as set forth in
Schedule 5.15, (a) there are no material controversies pending or, to the knowledge of the Company, threatened between the Company and any of its employees or former employees or employees or former employees of SenseNet, and the Company is not aware of any facts or circumstances which could give rise to any such controversy; (b) to the knowledge of the Company, there are no material organizational efforts presently being made or threatened involving any of the employees of the Company or employees of SenseNet who devote a material portion of their time to the operations of the Company;
(c) the Company has complied in all material respects with all laws relating to the employment of employees, including, without limitation, any provisions thereof relating to wages, hours, occupational health and safety, collective bargaining, civil rights, unfair labor practices, administration of leave and rights under the Consolidated Omnibus Budget Reconciliation Act of 1985; (d) no person has, to the knowledge of the Company, asserted that the Company is liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing; (e) the Company has in all material respects withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees, and is not liable for any material arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; (f) the Company is not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice); and (g) there are no pending claims against the Company under any workers compensation plan or policy or for long term disability. To the Company's knowledge, no employees of the Company or any SenseNet employee who devotes a material portion of his or her time to the operations of the Company are in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any of its subsidiaries because of the nature of the business conducted by the Company or to the use of trade secrets or proprietary information of others. No key employees or officers of the Company or any SenseNet employee who devotes a material portion of his time to the operations of the Company have given notice to the Company, nor is the Company otherwise aware, that any such key employee or officer intends to terminate his or her employment with the Company or SenseNet.

            Section 5.16 ENVIRONMENTAL MATTERS. For purposes of this Agreement, "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction, requirement or agreement with any governmental entity relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety, or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as in effect as of the date hereof. The term Environmental Law includes, without limitation, (x) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, each as amended and as in effect as of the date hereof, or any state counterpart thereof (and including any state, local or foreign law relating to the subjects set forth in the foregoing clauses (i) and (ii)), and (y) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries, damages or penalties due to, or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

            For purposes of this Agreement, "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any government authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

            Except as set forth in the Company Financial Statements, (i) the Company has conducted its business in compliance with all applicable Environmental Laws, including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of business as presently conducted, (ii) none of the properties owned or leased by the Company contain any Hazardous Substance as a result of any activity of the Company or otherwise in amounts exceeding the levels permitted by all applicable Environmental Laws, (iii) the Company has not received any formal or informal notices, demand letters or requests for information from any federal, state, local or foreign governmental entity or third party indicating that the Company may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of its business, (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or threatened against the Company relating to any violation, or alleged violation, of any Environmental Law, (v) no reports or notices have been submitted to or filed, or are required to be submitted or filed, by the Company concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law, (vi) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law on or from any properties owned by the Company, or as a result of any activity of the Company during the time such properties were owned, leased or operated by the Company, or as a result of any other cause, (vii) there have been no environmental investigations, studies, audits, tests, reviews or other analyses regarding compliance or noncompliance with any applicable Environmental Law arranged for, conducted by or which are or were in possession of or the existence of which is known to the Company relating to the activities of the Company, or conditions on any property owned, leased or operated by the Company, (viii) there are no underground storage tanks on, in or under any properties owned by the Company and no underground storage tanks have been closed or removed from any of such properties during the time such properties were owned, leased or operated by the Company, (ix) there is no asbestos or asbestos containing material present in any of the properties owned by the Company and no asbestos has been removed from any of such properties during the time such properties were owned, leased or operated by the Company, and (x) neither the Company, nor any of its respective properties, is subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, except for violations of the foregoing clauses (i) through (x) that, individually, or in the aggregate, would not have a Company Material Adverse Effect.

            Section 5.17 TITLE TO ASSETS. The Company has good and marketable title to all its respective properties and assets, real and personal, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (a) liens for Taxes not yet due and payable; (b) such imperfections in title and easements and encumbrances, if any, as are not material in character, amount or extent and do not materially and adversely affect the value or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Company's present or proposed business operations; (c) as disclosed in the Company Financial Statements; or (d) mortgages incurred in the ordinary course of business. The property and equipment of the Company and each of its subsidiaries that are used in the operations of business are in good operating condition and repair, subject to normal wear and tear. All leases under which the Company leases any material real or personal property (copies of which have been made available to Parent) are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default other than defaults under such leases which individually or in the aggregate will not have a Company Material Adverse Effect.

            Section 5.18 COMPANY STOCKHOLDER APPROVAL. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock and Company Preferred Stock, voting together as a single class is the only stockholder vote necessary to approve the transactions contemplated by this Agreement.

            Section 5.19 INTELLECTUAL PROPERTY. (a) For purposes hereof (A) "Intellectual Property" shall mean trademarks, service marks, trade names, Internet domain names (including, without limitation, YourDay.com), designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing (collectively, "Trademarks"); patents and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); copyrights (including any registrations and applications for any of the foregoing); Software (as defined below); "mask works" (as defined under 17 USC ss. 901) and any registrations and applications for "mask works"; technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies (collectively, "Trade Secrets"); rights of publicity and privacy relating to the use of the names, likenesses, voices, signatures and biographical information of real persons (including, without limitation, Laetitia Casta); in each case used in or necessary for the conduct of the Company's business as currently conducted or contemplated to be conducted and (B) "Software" means any and all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code or object code form, (b) databases and compilations, including any and all data and collections of data, and (c) all documentation, including user manuals and training materials, relating to any of the foregoing.

                  (b) Schedule 5.19(b) sets forth, for the Intellectual Property owned by the Company, a complete and accurate list of all United States and foreign (a) patents and patent applications; (b) trademark registrations (including Internet domain registrations), trademark applications, and material unregistered trademarks; (c) copyright registrations and mask work, copyright and mask work applications, and material unregistered copyrights. Schedule 5.19(b) lists all Software (other than readily available commercial software programs having an acquisition price of less than $5,000) which are owned, licensed or leased, by the Company, and identifies which Software is owned, licensed or leased, as the case may be.

                  (c) Schedule 5.19(c) sets forth a complete and accurate list of all agreements (whether oral or written, and whether between the Company and third parties or inter-corporate) to which the Company is a party or otherwise bound: (i) granting or obtaining any right to use or practice any rights under any Intellectual Property, or (ii) restricting the Company's rights to use any Intellectual Property, including license agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements, and covenants not to sue (collectively, the "License Agreements"). The License Agreements are valid and binding obligations of all parties thereto, enforceable in accordance with their terms, and there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice of lapse of time or both) a default by any party under any such License Agreement. The Company has not licensed or sublicensed its rights in any Intellectual Property other than pursuant to the License Agreements. No royalties or other fees are payable by the Company to any third parties for the use of or right to use any Intellectual Property except pursuant to the License Agreements.

                  (d)   Except as set forth on Schedule 5.19(d):

                  (i) The Company owns, or has a valid right to use, free and clear of all liens, all of the Intellectual Property. The Company is listed in the records of the appropriate United States, state, or foreign registry as the sole current owner of record for each application and registration listed on
                        Schedule 5.19(d).

                  (ii) The Intellectual Property owned by the Company and any Intellectual Property used by the Company is subsisting, in full force and effect, and has not been cancelled, expired, or abandoned, and is valid and enforceable.

                  (iii) There is no pending or threatened claim, suit,
                        arbitration or other adversarial proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction involving the Intellectual Property owned by the Company or the Intellectual Property licensed to the Company alleging that the activities or the conduct of the Company's business infringes upon, violates or constitutes the unauthorized use of the intellectual property rights of any third party or challenging the Company's ownership, use, validity, enforceability or registrability of any Intellectual Property. There are no settlements, forebearances to sue, consents, judgments, or orders or similar obligations other than the License Agreements which (a) restrict the Company's rights to use any Intellectual Property, (b) restrict the Company's business in order to accommodate a third party's intellectual property rights or (c) permit third parties to use any Intellectual Property owned or controlled by the Company.

                  (iv) The conduct of the Company's business as currently conducted or planned to be conducted does not infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe) any intellectual property rights owned or controlled by any third party. To the knowledge of the Company, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned or used by the Company and no such claims, suits, arbitrations or other adversarial proceedings have been brought against any third party by the Company.

                  (v) The Company has taken reasonable measures to protect the confidentiality of Trade Secrets, including requiring its employees and other parties having access thereto to execute written non-disclosure agreements. No Trade Secret has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement. No party to any non-disclosure agreement relating to its Trade Secrets is in breach or default thereof.

                  (vi) No current or former partner, director, officer, or employee of the Company (or any of its respective predecessors in interest) or SenseNet will, after giving effect to the transactions contemplated herein, own or retain any rights to use any of the Intellectual Property owned or used by the Company.

            Section 5.20 INSURANCE. Except as would not have a Company Material Adverse Effect, all of the Company's liability, theft, life, health, fire, title, worker's compensation and other forms of insurance, surety bonds and umbrella policies, insuring the Company and its directors, officers, employees, independent contractors, properties, assets and businesses, are valid and in full force and effect (without any premium past due or pending notice of cancellation) and are adequate for the business of the Company as now conducted and as proposed to be conducted, and there are no claims, singly or in the aggregate, in excess of the limitations of coverage set forth in such policies. The Company has no knowledge of any fact indicating that such policies will not continue to be available to the Surviving Corporation upon substantially similar terms subsequent to the Effective Time. The provision and/or reserves in the Company Financial Statements are adequate for any and all self-insurance programs maintained by the Company.

            Section 5.21 BROKERS AND FINDERS. Neither the Company nor any of its officers, directors or employees has employed any investment banker, broker or finder or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby.

            Section 5.22 INTERESTED PARTY TRANSACTIONS. Neither the Company nor any of its subsidiaries is indebted to any director, officer, employee or agent of the Company or any such subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and except as set forth in Schedule 5.22 no such person is indebted to the Company or any of its subsidiaries.

            Section 5.23 MINUTE BOOKS. The minute books of the Company and its subsidiaries made available to Parent or its representatives contain a complete and accurate summary in all material respects of all meetings of directors and shareholders or actions by written consent since the time of incorporation of the Company and its subsidiaries through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

            Section 5.24 COMPLETE COPIES OF MATERIALS. The Company has delivered or made available true and complete copies of each document which has been requested by Parent or its counsel in connection with their due diligence review of the Company to the extent such documents exist.

            Section 5.25 BOARD APPROVAL. The Board of Directors of the Company has unanimously (i) approved this Agreement and the Merger, (ii) determined that the transactions contemplated herein and therein are advisable and in the best interests of the shareholders of the Company and on terms that are fair to such shareholders and (iii) recommended that the shareholders of the Company approve the Merger.

            Section 5.26 THIRD PARTY CONSENTS. Schedule 5.26 lists all contracts that require a consent to the transactions contemplated hereby, as the case may be, prior to the Effective Time, so that Parent shall be made a party in place of the Company (or any of its subsidiaries) or an assignee.

            Section 5.27 INVENTORY.  The Company has no inventory.

            Section 5.28 ACCOUNTS RECEIVABLE. Subject to any reserves set forth in the Financial Statements, the accounts receivable shown on the Financial Statements represent and will represent bona fide claims against debtors for sales and other charges, and are not subject to accounts and allowances disclosed in the Financial Statements is sufficient to provide for any losses which may be sustained on realization of the receivables.

            Section 5.29 TAX MATTERS. None of SenseNet, the Company, or any affiliate of either has taken or agreed to take any action, nor do any of the foregoing have any knowledge of any fact or circumstance that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

            Section 5.30 REPRESENTATIONS COMPLETE. None of the representations or warranties made by the Company herein or in any schedule hereto, or certificate furnished by the Company pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Closing Date any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                 ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF SENSENET

      SenseNet represents and warrants to Parent and Acquisition Sub, as of the date hereof, as follows:

            Section 6.1 ORGANIZATION AND QUALIFICATIONS. SenseNet is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. SenseNet is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of SenseNet, taken as a whole. SenseNet is in not violation of any of the provisions of its Certificate of Incorporation or By-Laws.

            Section 6.2 AUTHORITY; NON-CONTRAVENTION; APPROVALS.

                  (a) SenseNet has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been approved by the Board of Directors of SenseNet, and no other corporate proceedings on the part of SenseNet are necessary to authorize the execution and delivery of this Agreement or the consummation by SenseNet of the transactions contemplated hereby. This Agreement has been duly executed and delivered by SenseNet, and, assuming the due authorization, execution and delivery hereof by the Company, Parent and Acquisition Sub, constitutes a valid and legally binding agreement of SenseNet, enforceable against it in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (ii) general equitable principles.

                  (b) The execution and delivery of this Agreement by SenseNet does not, and the performance of this Agreement and the transactions contemplated hereby by SenseNet shall not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any of the terms, conditions or provisions of (i) the Certificate of Incorporation or By-Laws and/or other organizational documents of SenseNet, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority, domestic or foreign, applicable to SenseNet or any of its respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which SenseNet is now a party or by which SenseNet or any of its respective properties or assets may be bound. Excluded from the foregoing sentences of this paragraph (b) are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, materially impair the ability of SenseNet to consummate the transactions contemplated by this Agreement.

                  (c) No declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority, domestic or foreign, is necessary for the execution and delivery of this Agreement by SenseNet or the consummation by SenseNet of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, materially impair the ability of SenseNet to consummate the transactions contemplated by this Agreement.



                                  ARTICLE VII

                       CONDUCT OF BUSINESS PENDING THE MERGER

            Section 7.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Effective Time or earlier termination of this Agreement, unless Parent shall otherwise agree in writing, the Company shall:

                  (a) conduct its business in the ordinary and usual course of business and consistent with past practice;

                  (b) not (i) amend or propose to amend its Certificate of Incorporation or By-Laws, (ii) split, combine, subdivide or reclassify any class of its outstanding capital stock, or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise in respect of any class of its capital stock;

                  (c) not issue, sell, pledge, dispose of or encumber, agree to issue, sell, pledge, dispose of or encumber or otherwise cause to become outstanding, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock or amend any of the terms of any such securities outstanding on the date hereof;

                  (d) not (i) incur, assume or prepay or become contingently liable with respect to any indebtedness for borrowed money other than in accordance with the Company's current borrowing arrangements, if any (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock, (iii) take or fail to take any action which action or failure would cause the Company or its stockholders (except to the extent that any stockholders receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger, (iv) make any acquisition of any assets or businesses or expenditures for fixed or capital assets other than expenditures set forth on attached Schedule 7.1 or expenditures in the ordinary course of business which, in such cases of $25,000 or more, shall be on terms reasonably acceptable to Parent, (vi) sell, pledge, dispose of or encumber any assets or businesses other than sales in the ordinary course of business which, in such cases involving $25,000 or more, shall be on terms reasonably acceptable to Parent, (vii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any third party, (viii) make any loans, advances or capital contributions to, or investments in, any third party, or (ix) mortgage or pledge any of its material properties or assets, tangible or intangible, or create or suffer to exist any lien thereupon;

                  (e) use all commercially reasonable efforts to preserve intact its business organizations and goodwill, keep available the services of their respective present officers and employees and consultants, and preserve the goodwill and business relationships with customers, vendors and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

                  (f) confer on a regular and frequent basis with one or more representatives of Parent to report operational matters of materiality and the general status of ongoing operations;

                  (g) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees, except in the ordinary course and consistent with past practice which, in cases involving $25,000 or more, shall be on terms reasonably acceptable to Parent;

                  (h) not organize any new subsidiary, acquire any capital stock or equity securities of any corporation or acquire any equity or ownership interest (financial or otherwise) in any business;

                  (i) make any change in the compensation payable or to become payable to any of its officers, directors, employees, agents or consultants (other than normal recurring increases in wages to employees who are not executives in the ordinary course of business consistent with past practice);

                  (j) not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree except as required to comply with changes in applicable law or increases in wages in the ordinary course and consistent with past practice for non- executive employees;

                  (k) maintain with adequately capitalized insurance companies insurance coverage for its assets and its businesses in such amounts and against such risks and losses as are consistent with past practice;

                  (l) license (except in the ordinary course of business) or otherwise transfer, dispose of, permit to lapse or otherwise fail to preserve any of the Company's Intellectual Property, or dispose of or disclose to any person any trade secret, formula, process or know-how not theretofore a matter of public knowledge;

                  (m) cancel any debts or waive, release or relinquish any contract rights or other rights of substantial value other than in the ordinary course of business, consistent with past practices;

                  (n) authorize, recommend, propose or enter into or announce an intention to authorize, recommend, propose or enter into a term sheet, letter of intent, agreement in principle or a definitive agreement with respect to any merger, consolidation, liquidation, dissolution, or business combination, any acquisition of a material amount of property or assets or securities, or any disposition of a material amount of property or assets or securities;

                  (o) make any change with respect to accounting policies or procedures;

                  (p) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business, consistent with past practices, of liabilities reflected or reserved against in the Financial Statements or incurred in the ordinary course of business consistent with past practices since the date thereof;

                  (q) commit or agree (in writing or otherwise) to take any of the foregoing actions or any action, or fail to take any action, that would cause the failure of any condition set forth in Section 9.2; or

                  (r) not make any election relating to Taxes, change any election relating to Taxes already made, adopt or change any accounting method relating to Taxes, enter into any closing agreement relating to Taxes, settle any claim or assessment relating to Taxes, consent to any claim or assessment relating to Taxes or any extension or waiver of the statute of limitations for any such claim or assessment.

                  (s)   pay all Taxes and file all Tax Returns when due.

            Section 7.2 CONTROL OF THE COMPANY'S OPERATIONS. Nothing contained in this Agreement shall give to Parent, directly or indirectly, rights to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with and subject to the terms and conditions of this Agreement, complete control and supervision of its operations.

            Section 7.3 ACQUISITION TRANSACTIONS. After the date hereof and prior to the Effective Time or earlier termination of this Agreement in accordance with its terms, the Company shall not, and shall cause its officers, directors, employees, stockholders representatives and agents not to, directly or indirectly, (i) initiate, solicit, engage or seek any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) to acquire all or any significant portion of the business, asserts or properties of the Company or more than twenty percent (20%) of the capital stock of the Company, whether by merger, purchase of assets, tender offer or otherwise, whether for cash, securities or any other consideration or combination thereof except for the transaction contemplated herein (any such transactions being referred to herein as "Acquisition Proposals"),
(ii) engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or (iii) otherwise cooperate in any effort or attempt to make, implement or accept an Acquisition Proposal. Upon execution of this Agreement, the Company will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company will promptly notify Parent after receipt of any Acquisition Proposal or any notice that any person is considering making a Acquisition Proposal or any request for nonpublic information relating to the Company or for access to the properties, books or records of the Company by any person that has advised the Company that it may be considering making, or that has made, a Acquisition Proposal and will keep Parent timely informed of the status and details of any such Acquisition Proposal notice, request or any correspondence or communications related thereto and shall provide Parent with a true and complete copy of such Acquisition Proposal notice or request or correspondence or communications related thereto, if it is in writing, or a written summary thereof, if it is not in writing. Neither the Company's Board of Directors nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Acquisition Sub, the approval or recommendation by the Company's Board of Directors or any such committee of this Agreement or the Merger, or (ii) approve or recommend or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal.


                                 ARTICLE VIII

                             ADDITIONAL AGREEMENTS

            Section 8.1 ACCESS TO INFORMATION. The Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of the Company's and its subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of the Company and its subsidiaries as Parent may reasonably request. SenseNet shall provide Parent will reasonable access during normal business hours to the employees of SenseNet listed on Schedule 9.3(l) for the purpose of discussing their employment by Parent or the Company after the Effective Time. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements promptly upon request. Parent shall afford counsel to the Company information or copies of documentation and reasonable access to its senior management to complete the opinion referred to in Section 9.2(b) below. Parent and Acquisition Sub shall hold and shall use their commercially reasonable efforts to cause the Parent's representatives to hold, and the Company shall hold and shall use its commercially reasonable efforts to cause the Company's representatives to hold, in strict confidence all non-public documents and information furnished to Parent and Acquisition Sub or to the Company, as the case may be, in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing (i) Parent and the Company may disclose such information as may be necessary in connection with seeking the Parent Required Statutory Approval, the Company Required Statutory Approval and the Company Stockholder Approval (as defined in Section 8.2 below), and (ii) each of Parent, Acquisition Sub and the Company may disclose any information that it is required by law or judicial or administrative order to disclose.

            Section 8.2 MAJORITY STOCKHOLDER APPROVAL. The Company shall, as promptly as practicable, submit the transactions contemplated hereby for the approval of its majority stockholder and shall use its commercially reasonable efforts to obtain stockholder approval and adoption (the "Company Stockholder Approval") of this Agreement and the transactions contemplated hereby. The Company shall, through its Board of Directors, recommend to its majority stockholder approval of the transactions contemplated by this Agreement.

            Section 8.3 REGISTRATION RIGHTS. (a) If, after the Effective Time but prior to the expiration of one year after the Effective Time, Parent shall decide to register any of its securities either for its own account or the account of any holders of its Common Stock, other than a registration relating solely to employee benefit plans, or a registration relating to a corporate reorganization or other transaction on Form S-4 (or any successor or similar form), or a registration on any registration form that does not permit secondary sales, Parent will promptly give to each holder of Parent Common Stock written notice thereof; and use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 8.3(b) below, and in any underwriting involved therein, all the shares of Parent Common Stock ("Registrable Securities") specified in a written request or requests, made by any holder thereof and received by the Company within twenty (20) business days after the written notice from Parent described above is mailed or delivered by Parent. Such written request may specify all or a part of a holder's Registrable Securities. Parent shall bear all expenses in connection with any such registration.

                  (b) If the registration of which Parent gives notice is for a registered public offering involving an underwriting, Parent shall so advise the holders of Parent Common Stock as a part of the written notice given pursuant to Section 8.3(a). In such event, the right of any holder of Parent Common Stock to registration pursuant to this Section 8.3(a) shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Registrable Securities in the underwriting to the extent provided herein. All holders proposing to distribute their securities through such underwriting shall (together with Parent and the other holders of securities of Parent with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by Parent. Notwithstanding any other provision of this Section 8.3, if the representative of the underwriters advises Parent in writing that marketing factors make a limitation on the number of shares to be underwritten appropriate, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. Parent shall so advise all holders of Registrable Securities requesting registration.. If any holder of Registrable Securities does not agree to the terms of any such underwriting, it shall be excluded therefrom by written notice from Parent or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                  (c) Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, Parent agrees to use its best efforts to:

                        (i) Make and keep public information regarding
            Parent available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by Parent for an offering of its securities to the general public;

                        (ii) File with the SEC in a timely manner all
            reports and other documents required of Parent under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

                        (iii) So long as a holder owns any Registrable
            Securities, furnish to the holder forthwith upon written request a written statement by Parent as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of Parent, and such other reports and documents so filed as a holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a holder to sell any such securities without registration.

                  (d) Termination of Registration Rights. The right of any holder of Registrable Securities to request registration or inclusion in any registration shall terminate if all shares of Registrable Securities held by such holder may immediately be sold under Rule 144 during any ninety (90) day period.

            Section 8.4 EXPENSES AND FEES. Each party hereto agrees to bear its own expenses incurred in connection with the consummation of the transactions contemplated by this Agreement, except Parent shall pay and be responsible for all fees and expenses incurred in connection with the printing, filing and mailing of the Information Statement.

            Section 8.5 AGREEMENT TO COOPERATE. Subject to the terms and conditions herein provided, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable pursuant to all agreements, contracts, indentures or other instruments to which the parties hereto are a party, or under any applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its commercially reasonable efforts to
(i) obtain all necessary or appropriate waivers, consents and approvals from lenders, landlords, security holders or other parties whose waiver, consent or approval is required to consummate the Merger and (ii) effect all necessary registrations, filings and submissions with any governmental or regulatory authority.

            Section 8.6 PUBLIC STATEMENTS. The parties (i) shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby, and (ii) shall not issue any such press release or written public statement prior to such consultation, except as may be required by law and applicable listing requirements.

            Section 8.7 WARRANTS. The Company shall use its reasonable best efforts to ensure that all outstanding warrants to purchase capital stock of the Company, including all Company Warrants, are exercised prior to Closing. Notwithstanding the foregoing, any Company Warrant which remains outstanding at the Effective Time shall be exercisable for Parent Common Stock in accordance with the terms of such Company Warrant and this Agreement.

            Section 8.8 BENEFIT PLANS. Parent agrees to provide benefit plans of general applicability which will be made available to employees of the Company and employees of SenseNet who will become employees of the Company at the Effective Time and for at least the initial term of the Employment Agreements, the terms of which shall be at least as favorable as those found in the benefit plans of Parent in effect for the benefit of similarly situated employees prior to the Effective Time; provided, however, that the terms of the plans so provided may be modified at any time during such period to the extent Parent determines that such modifications are necessary in order for such plans to maintain their tax-qualified or tax-exempt status under the Code, or to comply with the requirements of ERISA or any other applicable law. Parent also agrees to give such employees credit for all eligibility and vesting they have accrued during their respective terms of employment with the Company.

            Section 8.9 NOTIFICATION OF CERTAIN MATTERS. Each of the Company, Parent, Acquisition Sub and SenseNet agrees to give prompt notice to each other of, and to use their respective commercially reasonable efforts to prevent or promptly remedy (i) the occurrence or failure to occur or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 8.9 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

            Section 8.10 DIRECTORS' AND OFFICERS' INDEMNIFICATION. The provisions of this Section 8.10 are intended to be for the benefit of, and will be enforceable by, each director and officer of the Company entitled to indemnification from the Company. Parent will not permit the Company to merge or consolidate with any other entity, dissolve, or otherwise cease its corporate existence unless Parent makes adequate provisions for the assumption of the obligations imposed by this Section 8.10. Any amendment, repeal, or modification of the provisions with respect to indemnification that are set forth in the Company's Certificate of Incorporation and the Company's By-laws shall not in any manner affect adversely the rights thereunder of individuals who at, or at any time prior to, the Effective Time, were directors or officers of the Company. From and after the Effective Time, Parent will, for a period of three (3) years after the Closing, to the fullest extent permitted by law, cause the Company to fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers and any indemnification provisions under the Company's Certificate of Incorporation or By-laws as in effect immediately prior to the Effective Time.

            Section 8.11 INFORMATION STATEMENT. As soon as practicable after the execution of this Agreement, the Company shall prepare, with the cooperation of Parent, an Information Statement (the "Information Statement") for the stockholders of the Company to approve the Merger and the transactions contemplated by this Agreement. The Information Statement shall constitute a disclosure document for the offer and issuance of the shares of Parent Common Stock to be received by the holders of Company Capital Stock in the Merger. Parent and the Company shall each use its reasonable best efforts to cause the Information Statement to comply with applicable federal and state securities laws requirements. Each of Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. The Company will promptly advise Parent, and Parent will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement shall include the recommendation of the Company Board in favor of this Agreement and the Merger and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the stockholders of the Company. Anything to the contrary contained herein notwithstanding, the Company shall not include in the Information Statement any information with respect to Parent or its affiliates or associates, the form and content of which information shall not have been approved by Parent prior to such inclusion.

            Section 8.12 TAX-FREE TREATMENT OF MERGER. Parent and the Company shall each use its commercially reasonable efforts to cause the Merger to be treated as a tax-free reorganization for federal and state income tax purposes and agree that this Agreement shall serve as the Plan of Reorganization therefor.

            Section 8.13 BLUE SKY LAWS. Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Common Stock in connection with the Merger. The Company shall use its reasonable best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock in connection with the Merger.

            Section 8.14 FIRPTA CERTIFICATE. The Company shall, prior to the Closing Date, provide Parent with a properly executed certificate and a notice to the IRS provided for under Treasury Regulations Sections 1.897-2(h)(2) and 1.1445-2(c) (together, the "FIRPTA Certificate"), substantially in the form of Exhibit C attached hereto, together with written authorization for the Parent to deliver such notice to the IRS on behalf of the Company on or after the Closing Date.

            Section 8.15 TRANSFERS OF TITLE. SenseNet shall execute and deliver in a form reasonably satisfactory to Parent any and all documentation reasonably requested by Parent to effect the transfer to the Company of any and all Intellectual Property or tangible assets owned by the Company or used by the Company in the operation of its business.

            Section 8.16 NONCOMPETITION; NONSOLICITATION. Except as otherwise agreed to in writing by SenseNet and Parent or the Surviving Corporation, for the period commencing on the Closing Date and ending thirty-six (36) months after the Closing Date, SenseNet shall not, and shall cause its subsidiaries not to, directly or indirectly, in any capacity, do any of the following (the "Competing Activities"):

                  (a) engage in any business which develops, manufactures, markets or sells products or services which offer substantially free-standing functionality which is similar to the products and services of the Surviving Corporation (or its subsidiaries which directly engage in providing such products or services) as such products or services are constituted as of the Effective Time (the "Business"); provided, however, that SenseNet shall not be precluded from the ownership of securities of corporations that are listed on a national securities exchange or traded in the national over-the-counter market in an amount that shall not exceed one percent (1%) of the issued and outstanding voting securities of such corporations; and provided, further, that, for purposes of clarity, SenseNet and Parent agree that the development, manufacture, sale or marketing of the SenseNet II Office suite or any successor, so long as SenseNet does not disproportionately market or promote the calendaring module contained within SenseNet II office suite or any successor, shall not violate this Agreement;

                  (b) enter into any joint venture or other business relationship with any individual, partnership, corporation, limited liability company, association, business trust, joint venture, or other entity of any kind or nature (a "Person") with the primary purpose of engaging in the Business, notwithstanding that such Person may, as of the effective date of such relationship, engage, directly or indirectly, in the Business,

                  (c) call upon any Person who is, at that time or was within two (2) years prior to that time, an employee of Parent, the Surviving Corporation or their respective subsidiaries or affiliates for the purpose or with the intent of soliciting or enticing such employee away from or out of the employ the Parent or the Surviving Corporation;

                  (d) enter into (i) any acquisition of SenseNet by any Person (whether by means of merger or other form of corporate reorganization in which outstanding shares of SenseNet are exchanged for securities or other consideration issued or caused to be issued by the acquiring Person) or (ii) any sale of all or substantially all of its assets to, any Person which derives more than 10% of its revenue from the Business; or

                  (e) publish any statement or make any statement (under any circumstances reasonably likely to become public) critical of the Surviving Corporation.

                                  ARTICLE IX

                                  CONDITIONS

            Section 9.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. Unless waived by each of the parties, the respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                  (a) This Agreement and the transactions contemplated hereby, as appropriate, shall have been approved and adopted by the requisite vote of the stockholders of the Company under applicable law;

                  (b) No preliminary or permanent injunction or other order or decree by any court of competent jurisdiction which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its commercially reasonable efforts to have any such injunction, order or decree lifted);

                  (c) No action shall have been taken, and no statute, rule, order or regulation shall have been enacted, entered or enforced by any state, federal or foreign government or governmental agency which would prevent the consummation of the Merger or make the consummation of the Merger illegal; and

                  (d) All governmental waivers, consents, orders, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, legally required for the consummation of the Merger and the transactions contemplated hereby, shall have been obtained and be in effect at the Effective Time.

            Section 9.2 ADDITIONAL CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. Unless waived by the Company, the obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

                  (a) Parent and Acquisition Sub shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Effective Time, and the representations and warranties of Parent and Acquisition Sub contained in this Agreement shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) on and as of the date made and on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), as if made at and as of such date, and the Company shall have received a certificate of an officer of each of Parent and Acquisition Sub to that effect;

                  (b) The Company shall have received an opinion of Carter, Ledyard & Milburn, independent counsel to the Company, in form and substance reasonably satisfactory to the Company, effective as of the Closing Date and based on the representations of the Company and Parent substantially as set forth in Exhibit D hereto, to the effect that (i) the Merger of Acquisition Sub with and into the Company pursuant to this Agreement and applicable state law will be treated for United States federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Code, (ii) Parent, Acquisition Sub and the Company will each be a party to the reorganization within the meaning of Section 368(b) of the Code, and (iii) the stockholders of the Company will not recognize gain or loss as a result of the Merger, except to the extent such stockholders receive any Fractional Share Payment;

                  (c) The Company shall have received an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, independent counsel to Parent and Acquisition Sub, dated the Closing Date, reasonably satisfactory to the Company; and

                  (d) All waivers, consents, orders, authorizations, and approvals required to be obtained, and all filings required to be made by Parent and Acquisition Sub for the authorization, execution and delivery of this Agreement and the consummation by Parent and Acquisition Sub of the transactions contemplated hereby shall have been obtained and made by Parent and Acquisition Sub, except where the failure to obtain the waivers, consents, orders, authorization or approvals required to be obtained or any filings required to be made would not have a Parent Material Adverse Effect, taken as a whole.

            Section 9.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND ACQUISITION SUB TO EFFECT THE MERGER. Unless waived by Parent and
Acquisition Sub, the obligations of Parent and Acquisition Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

                  (a) The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Effective Time and the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) on and as of the date made and on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), as if made at and as of such date, and Parent shall have received a Certificate of the President of the Company, in form and substance reasonably satisfactory to Parent, to that effect and certifying to the fulfillment of the conditions set forth in Sections 9.3(c), 9.3(d) and 9.3(f).

                  (b) Parent shall have received an opinion from the law firm of Carter, Ledyard & Milburn, independent counsel to the Company, effective as of the Closing Date, reasonably satisfactory to Parent as to such matters as are customarily the subject of an opinion to the acquiring company by counsel for the acquired company in similar transactions.

                  (c) Since the date hereof, there shall have been no changes that constitute, and no event or events shall have occurred which have resulted in or constitute, a Company Material Adverse Effect.

                  (d) The Company Warrants, prior to or at the Effective Time, shall either have been exercised or will be convertible into warrants to purchase Parent Common Stock, pursuant to the terms of such Company Warrants and this Agreement.

                  (e)   [Intentionally omitted]

                  (f) All outstanding shares of Company Preferred Stock shall have been converted into Company Common Stock in accordance with the Company's Certificate of Incorporation or the terms of such Company Preferred Stock shall permit their exchange in the Merger for shares of Parent Common Stock.

                  (g) Parent shall have received an executed investment representation letter in the form attached hereto as Exhibit E from each holder of Company Common Stock, Company Preferred Stock or Company Warrants.

                  (h) SenseNet shall have executed and delivered to Parent a Services Agreement in the form attached hereto as Exhibit F.

                  (i) SenseNet shall have executed and delivered to Parent a Sublease Agreement containing the terms set forth on Exhibit G hereto, and any required consent of a third party to such sublease shall have been obtained and delivered to Parent.

                  (j) Parent shall have received the FIRPTA Certificate as required by Section 8.14.

                  (k) Parent shall have received any documentation requested pursuant to section 8.15.

                  (l) SenseNet shall have delivered a written notice to each of the employees listed on Schedule 9.3(l), terminating their employment with SenseNet effective as of the Effective Time.

                  (m) The directors and officers of the Company shall have delivered to Parent written resignations as contemplated by Sections 2.4 and 2.5 hereof.

            Section 9.4 FRUSTRATION OF CONDITIONS. Neither Parent nor the Company may rely on the failure of any condition set forth in this Article IX to be satisfied if such failure was caused by such party's failure to comply with or perform any of its covenants or obligations set forth in this Agreement.

                                   ARTICLE X

                       TERMINATION, AMENDMENT AND WAIVER

            Section 10.1 TERMINATION. This Agreement may be terminated by the mutual consent of the parties, or at any time prior to the Closing Date, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company, as follows:

                  (a) The Company shall have the right to terminate this Agreement,

                        (i) if the Merger is not completed by March 15,
            2000 except if the failure of the Merger to occur on or before such date has been caused by or resulted from the action or failure to act of the Company;

                        (ii) if the Merger is enjoined by a final,
            unappealable order of a court of competent jurisdiction having jurisdiction not entered at the request or with the support of the Company or any of its affiliates or associates; or

                        (iii) if Parent (A) has breached any
            representation, warranty or covenant in any material respect, and (B) does not cure such default in all material respects within twenty (20) days after written notice of such default is given to Parent by the Company.

                  (b) Parent shall have the right to terminate this Agreement,

                        (i) if the Merger is not completed by March 15,
            2000 except if the failure of the Merger to occur on or before such date has been caused by or resulted from the action or failure to act of Parent;

                        (ii) if the Merger is enjoined by a final,
            unappealable order of a court of competent jurisdiction having jurisdiction not entered at the request or with the support of Parent or any of its affiliates or associates; or

                        (iii) if the Company (A) has breached any
            representation, warranty or covenant in any material respect, and (B) does not cure such default in all material respects within twenty (20) days after written notice of such default is given to the Company by Parent.

            Section 10.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Parent or the Company as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of the Company, Parent, Acquisition Sub, or their respective officers or directors (except as set forth in this Section
10.2 and in Sections 8.1 and 8.6, all of which shall survive the termination), provided, however, that nothing in this Section 10.2 shall relieve any party from liability for any breach of this Agreement.

            Section 10.3 AMENDMENT. This Agreement may not be amended except by action taken by the parties' respective Boards of Directors or duly authorized committees thereof and then only by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law, provided, that an amendment made subsequent to adoption of this Agreement by the stockholders of the Company shall not (i) alter or change the amount or kind of consideration to be received on conversion of the Company Common Stock or Company Preferred Stock, or (ii) alter or change any of the terms and conditions of the Agreement if such alteration or change would materially adversely affect the holders of Company Common Stock or Company Preferred Stock.

            Section 10.4 WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall not be deemed to be continuing or to apply to any future obligation or requirement of any part hereto provided herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.


                                 ARTICLE XI

                         INDEMNIFICATION AND ESCROW

            Section 11.1 INDEMNIFICATION BY SENSENET. SenseNet shall indemnify Parent and the Surviving Corporation and any employee, director, officer or agent of each of them (the "Indemnified Parties") against, hold each of them harmless from, and reimburse each of them for any claim, costs, loss, liability or expense (including reasonable attorneys' fees and expenses) or other damage (including, without limitation, expectation, actual, punitive and consequential damages) (collectively, "Damages") arising, directly or indirectly, from or in connection with: (a) any inaccuracy in any of the warranties or representations of the Company or SenseNet in this Agreement, (b) any failure by the Company or SenseNet to perform or comply with any covenant or obligation in this Agreement, or (c) any Third Party Claim (as defined below) relating to an inaccuracy or failure referred to in clause (a) or (b) above.

            Section 11.2 PROCEDURE FOR THIRD PARTY CLAIMS. Promptly after receipt by an Indemnified Party under Section 11.1 of notice of the commencement of any action or demand or claim by a third party (a "Third Party Claim") which gives rise to Damages, such Indemnified Party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give notice to SenseNet of its assertion of such claim for indemnification and of the commencement of the action of its assertion of such claim for indemnification and of the commencement of the action or assertion of the Third Party Claim with respect to which the claim for indemnification pertains. Failure so to notify SenseNet shall not relieve SenseNet of any liability that it may have to any Indemnified Party except to the extent that the defense of such action or Third Party Claim is materially prejudiced thereby. If any such action (other than any action with respect to Taxes) shall be brought or a Third Party Claim shall be asserted against an Indemnified Party and it shall give notice to SenseNet of the commencement or assertion thereof, SenseNet shall, be entitled, at its own expense and not with recourse to the Escrow Fund (other than in the case of a final disposition or settlement of such action or Third Party Claim), to participate therein and, to the extent that it shall wish, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party and, after notice from SenseNet to such Indemnified Party of its election to assume the defense thereof, SenseNet shall not be liable to such Indemnified Party under this Article XI for any fees of other counsel or any other expense (unless such fees or expenses are incurred at the request of SenseNet), in each case subsequently incurred by such Indemnified Party in connection with the defense thereof. If SenseNet receives notice of any action or Third Party Claim, it shall promptly notify the Indemnified Party as to whether, at its expense and not with recourse to the Escrow Fund, it intends to control the defense thereof. If SenseNet defends an action, it shall have full control over the litigation, including settlement and compromise thereof, subject only to the following: no compromise or settlement thereof may be effected by SenseNet without the Indemnified Party's consent (which shall not be unreasonably withheld) unless (i) there is no finding or admission of any violation of law and no effect on any other claims that may be made against the Indemnified Party and (ii) the sole relief provided is monetary damages that are paid in full by SenseNet. If notice is given to SenseNet of the commencement of any action and it does not, within twenty (20) days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its election to assume the defense thereof, the Indemnified Party shall have full control over the litigation, including settlement and compromise thereof.

            Section 11.3 INDEMNITY PERIOD. No claim for indemnification under Section 11.1(a) of this Agreement may be made unless notice is given by the party seeking such indemnification to the party from whom indemnification is sought on or prior to the date that is eighteen months following the Effective Time, except with respect to breaches of representations or warranties relating to Tax matters, as to which notice must be given prior to the expiration of the applicable statute of limitations.


                                ARTICLE XII

                             GENERAL PROVISIONS

            Section 12.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Articles IV and V of this Agreement shall survive the Merger for a period of eighteen (18) months, except that the representations set forth in Section 5.13 shall survive until the expiration of the applicable statute of limitations. The covenants and agreements set forth in this Agreement shall survive in accordance with their terms.

            Section 12.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, deposited with a nationally recognized overnight courier (return receipt requested) or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      (a)  If to Parent or Acquisition Sub, to:

                  deltathree.com, Inc.
                  430 Park Avenue, Suite 500
                  New York, New York 10022
                  Attention: Mark Hirschhorn
                  Facsimile Number: 212-588-3674

            with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, New York 10036
                  Attention: David J. Goldschmidt, Esq.
                  Facsimile Number:  212-735-2000

            (b)  If to the Company, to:

                  YourDay.com, Inc.
                  304 Hudson Street
                  New York, New York 10013
                  Attention: Dane Atkinson
                  Facsimile Number: 212-824-5009

            with a copy to:

                  Carter, Ledyard & Milburn
                  2 Wall Street
                  New York, New York 10005
                  Attention: Thomas Davis, Esq.
                  Facsimile Number:  212-732-3232

            Section 12.3 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears (i) the words "herein," "hereof" and "hereunder" and other words of similar impact refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and
(ii) reference to any Article or Section means such Article or Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

            Section 12.4 MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (b) is not intended to confer upon any other person any rights or remedies hereunder except for rights of indemnified parties under Article XI, and (c) shall not be assigned by operation of law or otherwise. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE, without regard to the conflicts of law, principles thereof.

            Section 12.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Each of the parties agrees to accept and be bound by facsimile signatures hereto.

            Section 12.6 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

            Section 12.7 EXHIBITS AND SCHEDULES. All Exhibits and Schedules referred to in this Agreement shall be attached hereto and are incorporated by reference herein.

            Section 12.8 SEVERABILITY. If any term or other provision of this Agreement in invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

            Section 12.9 DEFINITION OF KNOWLEDGE. For those warranties and representations set forth in Article V which are subject to the qualification "to the Company's knowledge," the Company will be deemed to have knowledge of a matter if (a) Dane Atkinson or Bernar Bekirov have knowledge of the matter, or (b) such matter has come, or should reasonably be expected to have come, to the attention of any of such individuals if such individual had conducted a reasonable due diligence review of the Company's operations and business, including, without limitation, reasonable inquiries to key personnel of the Company regarding the business and operations of the Company and a review of, and discussion with key personnel regarding, pertinent books and records of the Company.

            Section 12.10 TRANSFER TAXES. All excise, sales, use, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, resulting directly from the transactions contemplated by this Agreement (the "Transfer Taxes"), shall be borne by the stockholders of the Company (determined without giving effect to the Merger). Any Tax Returns that must be filed in connection with Transfer Taxes shall be prepared and filed when due by the party primarily or customarily responsible under the applicable local law for filing such Tax Returns, and such party will use its reasonable efforts to provide such Tax Returns to the other party at least ten (10) days prior to the due date for such Tax Returns.

            Section 12.11 ARBITRATION. Any dispute, controversy or claim arising between the parties relating to this Agreement (whether such dispute arises under any federal, state or local statute or regulation, or at common law), shall be resolved by final and binding arbitration before a single arbitrator; provided, however, that the foregoing provision shall not apply to Third Party Claims or to other claims made under Article XI hereof, which shall be controlled by the terms of Article XI and the Escrow Fund Agreement. The arbitrator shall be selected, the arbitrator shall comply with, and the arbitration shall be conducted in New York City in accordance with, the commercial arbitration rules of the American Arbitration Association in effect at the time the dispute arises. In such arbitration proceedings, the arbitrator shall have the discretion, to be exercised in accordance with applicable law, to allocate among the parties the arbitrator's fees, tribunal and other administrative and litigation costs and, to the prevailing party, attorneys' fees. The award of the arbitrator may be confirmed before and entered as a judgment of any court having jurisdiction of the parties.


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                          DELTATHREE.COM, INC.


                                          -------------------------------------
                                          By:  Mark J. Hirschhorn
                                          Its: Vice President & Chief Financial
                                                 Officer


                                          YOURDAY ACQUISITION CORP.


                                          -------------------------------------
                                          By:  Mark J. Hirschhorn
                                          Its: Chief Financial Officer


                                          YOURDAY.COM, INC.


                                          -------------------------------------
                                          By:  Dane Atkinson
                                          Its: President


                                          SENSENET INC.


                                          -------------------------------------
                                          By:  Dane Atkinson
                                          Its: President